EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Datawatch Corporation filed with the Securities and Exchange Commission on September 27, 2013 of our report dated July 8, 2013 relating to the financial statements of Panopticon Software AB. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Öhrlings PricewaterhouseCoopers AB

/s/ Ulf Westerberg	/s/ Christine Rankin

Stockholm, Sweden

September 27, 2013